SUBSCRIPTION AGREEMENT

MidAmerican Capital Trust I
c/o MidAmerican Energy Holdings Company
302 South 36th Street
Suite 400
Omaha, Nebraska  68131
Attn: David L. Sokol

Ladies and Gentlemen:

                  The undersigned is executing this Agreement in connection with its subscription for Trust Securities (as defined below) of MidAmerican Capital Trust I (the "Trust"), a statutory business trust formed by MidAmerican Energy Holdings Company, an Iowa corporation (the "Company"), under the laws of the State of Delaware. The undersigned understands that the Trust is relying upon the accuracy and completeness of the information contained herein in complying with its obligations under federal and state securities and other applicable laws.

                  Teton Formation L.L.C. ("Parent"), an Iowa limited liability company, Teton Acquisition Corp., an Iowa corporation ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger, dated as of October 24, 1999 (the "Merger Agreement"), pursuant to which, and subject to the terms and conditions set forth therein, Merger Sub will merge with and into MidAmerican, with MidAmerican being the surviving corporation (the "Merger").

                  The undersigned hereby irrevocably agrees with, and represents and warrants to and for the benefit of, the Trust, the Company, Merger Sub, Parent and the members of Parent, as follows:

         1.       Subscription.
                  ------------

                  (a) On the terms and subject to the conditions of this Agreement, the undersigned hereby irrevocably agrees to purchase, and the Trust hereby irrevocably agrees to sell, on the Initial Closing Date (as defined in Section 5 below) 18,190,880 11% Trust Issued Preferred Securities (liquidation amount $25 per security) (the "Trust Securities") of the Trust, having the terms, limitations and relative rights and preferences set forth in the Amended and Restated Declaration of Trust (including the exhibits thereto), to be dated as of the Initial Closing Date and in the form attached as Schedule I hereto (the "Declaration of Trust"), for an aggregate purchase price of $454,772,000.

                  (b)   The   undersigned   hereby   irrevocably   agrees  to
purchase, from time to time after the Initial Closing Date, additional Trust Securities for a purchase price of $25 per Trust Security, up to an aggregate purchase price for all such additional Trust Securities of $345,228,000, subject to the following terms and conditions:

                  (i) The amount of additional Trust Securities to be purchased upon notice from the Trust, or the Company on its behalf, as described below (when calculated based on the aggregate purchase price thereof), at any time shall not exceed the aggregate cash consideration paid or to be paid to holders of trust preferred securities of CalEnergy Capital Trust II and/or CalEnergy Capital Trust III (together referred to as "TIDES") with respect to which securities conversion rights have been exercised (A) during the Subscription Period to which the notice to be given pursuant to subsection (ii) below relates, or (B) during the period from the end of such Subscription Period until the date of such notice (the "Notice Period"); provided, that, the amount of additional Trust Securities otherwise required to be purchased pursuant to clause (A) shall be reduced by the amount of any Trust Securities purchased with respect to any Notice Period included in such Subscription Period. "Subscription Period" shall mean the period commencing on the date following the end of the previous Subscription Period (or commencing on the Initial Closing Date, in the case of the first Subscription Period,) and (B) ending on the date on which the aggregate cash consideration paid or to be paid to holders of TIDES with respect to which securities conversion rights have been exercised since the end of the previous Subscription Period (or the Initial Closing Date, in the case of the first Subscription Period) equals or exceeds the Minimum Commitment (as defined below);

                  (ii) The closing of any such additional purchase of Trust Securities pursuant to this Section 1(b) shall take place on the tenth day (or such earlier day, as the undersigned may agree in its discretion) following receipt by the undersigned of written notification by the Trust, or by the Company on its behalf, to the undersigned given within thirty (30) days of the end of the previous Subscription Period. Such notice shall request that the undersigned purchase additional Trust Securities and state (A) the aggregate cash consideration paid or to be paid to holders of TIDES with respect to which securities conversion rights have been exercised during such previous Subscription Period or thereafter but prior to the date of such notice, and (B) the amount of additional Trust Securities to be purchased by the undersigned (which amount shall not be greater than the amount set forth pursuant to the immediately preceding clause (A)). If no such notice is given within thirty (30) days of the end of a Subscription Period, the undersigned shall have no further obligation under this Agreement to purchase the amount of Trust Securities which it was otherwise required to purchase with respect to such Subscription Period;

                  (iii) The stated maturity of such additional Trust Securities shall be ten years from the date of issuance, and the amortization schedule of such additional Trust Securities shall commence on the next Interest Payment Date (as defined in the Declaration of Trust) following the date that is five and one-half years from the date of issuance;

                  (iv) The purchase and sale of such additional Trust Securities pursuant to this Section 1(b) shall be subject to fulfillment of all the conditions set forth in Section 6 hereof;

                  (v) The undersigned shall not be obligated to purchase any additional Trust Securities unless the purchase price of such Trust
         Securities being purchased at such time is at least $50 million; provided, however, that if the maximum amount of the undersigned's remaining commitment to purchase Trust Securities under this Section 1(b) is less than $50 million, then the minimum purchase amount shall be the amount of such remaining commitment ($50 million, or such lesser amount pursuant to the preceding clause, the "Minimum Commitment"); and

                  (vi) The undersigned's obligation to purchase additional Trust Securities pursuant to this Section 1(b) shall expire on the seventh anniversary of the Initial Closing Date.

                  (c) The purchase price for the Trust Securities is payable in cash or other immediately available funds. The undersigned may assign its subscription rights hereunder to one or more of its consolidated subsidiaries; provided, however, that the undersigned shall remain fully liable for all of its obligations hereunder, including, without limitation, the payment of the purchase price for all of the Trust Securities. As a condition to such subscription, each consolidated subsidiary of the undersigned purchasing Trust Securities shall execute and deliver to the Trust a counterpart of this Agreement, and shall be bound by the terms and conditions of this Agreement (but with its obligations limited to the Trust Securities being purchased by it) as if such person was the original signatory hereto.

         2. Other Subscription Agreements. Merger Sub has entered into, in connection with the transactions contemplated under the Merger Agreement, (i) a subscription agreement with David L. Sokol (as amended, the "Sokol Subscription Agreement"), pursuant to which David L. Sokol has agreed to purchase, on the terms and subject to the conditions stated therein, shares of the Company's common stock, no par value per share ("Common Stock"), and options to purchase Common Stock, (ii) a subscription agreement with Gregory E. Abel (the "Abel Subscription Agreement"), pursuant to which Gregory E. Abel has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and options to purchase Common Stock, (iii) a subscription agreement with the undersigned (as amended and restated, the "Berkshire Subscription Agreement"), pursuant to which the undersigned has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock and shares of the Company's Zero Coupon Convertible Preferred Stock, and (iv) a subscription agreement with Walter Scott, Jr. (as amended, the "Scott Subscription Agreement" and, together with this Agreement, the Sokol Subscription Agreement, the Abel Subscription Agreement and the Berkshire Subscription Agreement, collectively, the "Subscription Agreements), pursuant to which Walter Scott, Jr. has agreed to purchase, on the terms and subject to the conditions stated therein, shares of Common Stock. Each of the Subscription Agreements are separate and several agreements, and the sales of Securities to the undersigned and to the other purchasers under the Subscription Agreements are to be separate and several sales.

          3.      Representations and Warranties of the Trust.
                  -------------------------------------------
The Trust hereby represents and warrants to the undersigned that:

                  (a)   Organization  and  Qualification.   The  Trust  is  a
statutory business trust duly organized, validly existing and in good standing under the laws of the State of Delaware. Except for obligations or liabilities incurred, or to be incurred, in connection with the transactions contemplated by the Merger Agreement or in connection with its organization, on the Initial Closing Date the Trust will not have incurred any obligations or liabilities or engaged in any business activities of any kind.

                  (b) Authority. On the Closing Date, the issuance and delivery of the Trust Securities being purchased on such date in accordance with this Agreement will have been duly authorized by the Trust.

                  (c) Issuance of Securities. On the Closing Date, the Trust Securities to be issued and sold by the Trust on such date pursuant to this Agreement, when issued in accordance with the provisions hereof, will be validly issued, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, and no holder of interests in the Trust will have any preemptive rights to subscribe for any such Trust Securities, except pursuant to this Agreement. On the Closing Date, the only securities which will be authorized for issuance by the Trust are the Trust Securities to be issued and sold by the Trust pursuant to this Agreement and the Trust's Common Securities issued or to be issued by the Trust pursuant to the Common Securities Purchase Agreement, dated as of the date hereof, by and between the Trust and the Company.

                  (d)   Approvals   and  Consents;   Non-Contravention.   The
creation, authorization, issuance, offer and sale of the Trust Securities do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company or the Trust (other than with respect to the organization of the Trust) or the vote, consent or approval in any manner of the holders of any capital stock or other security of the Company as a condition to the execution and delivery of this Agreement or the creation, authorization, issuance, offer and sale of the Trust Securities. The execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder will not violate (i) the terms and conditions of the Trust's Certificate of Trust or the Declaration of Trust or any agreement to which the Trust is a party or by which it is bound or
(ii) subject to the accuracy of the representations and warranties of the undersigned contained in Section 4 hereof, any federal or state law.

         4.       Representations and Warranties of the Undersigned.
                  -------------------------------------------------
The undersigned hereby represents and warrants to the Trust that:

                  (a) Organization and Qualification. The undersigned is duly organized or formed, validly existing and in good standing under the laws of the state of its organization or formation.

                  (b) Authority. The undersigned has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby have been duly and validly approved by all necessary action, and no other proceedings on the part of the undersigned are necessary to authorize the execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the undersigned and, assuming the due authorization, execution and delivery of this Agreement by the Trust, constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (c)   Approvals   and  Consents;   Non-Contravention.   The
execution, delivery and performance of this Agreement by the undersigned and the consummation by the undersigned of the transactions contemplated hereby do not require any consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the undersigned, or the vote, consent or approval in any manner of the holders of any capital stock or other security of the undersigned as a condition to the execution and delivery of this Agreement or the consummation by the undersigned of the transactions contemplated hereby. The execution and delivery by the undersigned of this Agreement and the performance by the undersigned of its obligations hereunder will not violate (i) the terms and conditions of the certificate of incorporation, or other applicable formation document, or the bylaws of the undersigned, or any agreement to which the undersigned is a party or by which it is bound or (ii) any federal or state law. Notwithstanding any other provision of this Section 4(c), no representation or warranty is made as to whether the undersigned or any of its affiliates, as a result of the transactions contemplated by this Agreement or the Merger Agreement would be subject to regulation as a registered holding company under the 1935 Act. The undersigned would not intend to register as such a holding company if that were a required condition of the transaction.

                  (d) Residence. The principal place of business address set forth on the signature page hereof is the undersigned's true and correct principal place of business and is the only jurisdiction in which an offer to sell the Trust Securities was made to the undersigned and the undersigned has no present intention of moving its principal place of business to any other state or jurisdiction.

                  (e)   No   Registration;    Transfer   Restrictions.    The
undersigned understands that the Trust Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or under the laws of any other jurisdiction, and that the Trust does not contemplate and is under no obligation to so register the Trust Securities and that the Trust Securities are only transferable to "Permitted Holders" (as defined in the Declaration of Trust). The undersigned understands and agrees that the Trust Securities must be held indefinitely unless they are subsequently transferred (i) pursuant to an effective registration statement under the Act and, where required, under the laws of other jurisdictions or (ii) pursuant to an exemption from applicable registration requirements. The undersigned recognizes that there is no established trading market for the Trust Securities and that it is unlikely that any public market for the Trust Securities will develop. The undersigned will not offer, sell, transfer or assign its Trust Securities or any interest therein in contravention of this Agreement, the Declaration of Trust, the Act or any state or federal law.

                  (f) Purchase for Investment. The Trust Securities for which the undersigned hereby subscribes are being acquired solely for the undersigned's own account for investment and are not being purchased with a view to or for resale, distribution or other disposition, and the undersigned has no present plans to enter into any contract, undertaking, agreement or arrangement for any such resale, distribution or other disposition.

                  (g) Information. The undersigned has been granted the opportunity to ask questions of, and receive answers from, the Trust and the Company and the officers of the Trust and the Company concerning the terms and conditions of the sale of the Trust Securities, the Merger Agreement and the transactions contemplated thereby, and to obtain any additional information which the undersigned deems necessary to make an informed investment decision. The undersigned has received or has had access to other documents requested from the Trust and the Company relating to the Trust Securities and the purchase thereof, and the Trust and the Company have afforded the undersigned the opportunity to discuss the undersigned's investment in the Trust and to ask and receive answers to any questions relating to the investment in the Trust Securities, the Merger Agreement and the transactions contemplated thereby. The undersigned understands and has evaluated the risks of a purchase of the Trust Securities.

                  (h) Accredited Investor. The undersigned has read the text of Rule 501(a)(1) - (8) of Regulation D under the Act and confirms that it is an "accredited investor" as described thereby.

                  (i)      Plan Assets.
                           -----------

                  (i) By checking below, the undersigned has indicated whether or not it is, or is acting on behalf of, a "benefit plan investor", as defined in 29 C.F.R. ss. 2510.3-101. The undersigned acknowledges that
         (A) a benefit plan investor includes (x) an "employee benefit plan" within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is subject to ERISA, or (y) a plan or arrangement subject to
         Section  4975 of the  Internal  Revenue  Code of 1986,  as amended (the

         "Code") or (iii) an entity which is deemed to hold the assets of any such employee benefit plan, plan or arrangement described in (x) or (y) above pursuant to 29 C.F.R. ss. 2510.3-101 or otherwise, (B) a plan which is maintained by a foreign corporation, governmental entity or church, a Keogh plan covering no common-law employees and an individual retirement account would each be a benefit plan investor for this purpose, even though they are generally not subject to ERISA and (C) a foreign or U.S. entity which is not an operating company and which is not publicly traded or registered as an investment company under the Investment Company Act of 1940, as amended, and in which 25% or more of the value of any class of equity interests is held by benefit plan investors, would be deemed to hold the assets of one or more employee benefit plans pursuant to 29 C.F.R. 2510.3-101. The undersigned further understands that for purposes of determining whether this 25% threshold has been met or exceeded, the value of any equity interests held by a person (other than a benefit plan investor) who has discretionary authority or control with respect to the assets of the entity, or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded:

                                    ___  Yes                   X   No
                                                              ---

                  (ii) By checking below, the undersigned has indicated whether it is, or is acting on behalf of, such an employee benefit plan, plan or arrangement described in the preceding question, or is an entity deemed to hold the assets of any such employee benefit plan, plan or arrangement that is subject to ERISA and/or Section 4975 of the Code.

                                    ___  Yes                   X   No
                                                              ---

                  (iii) By checking below, the undersigned has indicated whether it is an insurance company using assets of its general account.

                                    ___  Yes                   X   No
                                                              ---

         If the answer to the above question is yes, please indicate the percentage of the general account that is attributable to benefit plan investors subject to ERISA and/or Section 4975 of the Code: _______%.

                  (j) Holding Company. The undersigned is not a "public utility company", a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "public utility" as such term is defined in the Federal Power Act.

                  (k) Assignment. The undersigned will only assign its subscription rights hereunder to one or more of its consolidated subsidiaries who are capable of making the representations and warranties contained in this
Section 4 and of performing the obligations they undertake hereunder.

         5. Closing. The closing of the purchase and sale of the Trust Securities pursuant to Section 1(a) of this Agreement shall be held at the same place and at the same time as the closings under the other Subscription Agreements (the "Initial Closing Date") and immediately prior to the effective time of the Merger (but contingent upon such effectiveness of the Merger). "Closing Date" shall refer to the date of the closing of any purchase and sale of Trust Securities on such date pursuant to this Agreement. Any such closing is referred to herein as a "Closing."

          6. Conditions to Closing. (a) The undersigned's obligation to purchase
             ---------------------
the Trust Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

                  (i) Representations and Warranties. Each representation and warranty made by the Trust in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  (ii) Performance. The Trust shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Trust at or before the Closing Date.

                  (iii) Merger Agreement. As of the Initial Closing Date, all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

                  (iv) Subscription Agreements. As of the Initial Closing Date, the Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

                  (b) The Trust's obligation to sell the Trust Securities under this Agreement at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions:

                  (i) Representations and Warranties. Each representation and warranty made by the undersigned in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

                  (ii) Performance. The undersigned shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the undersigned at or before the Closing Date.

                  (iii) Merger Agreement. As of the Initial Closing Date, all conditions to the consummation of the transactions contemplated by the Merger Agreement shall have been satisfied or waived and the closing of the transactions contemplated hereunder shall occur immediately prior to the effective time of the Merger.

                  (iv) Subscription Agreements. As of the Initial Closing Date, the Subscription Agreements shall be in full force and effect, no cancellation or termination (purported or otherwise) shall have occurred in respect of any Subscription Agreement, no material breach or default shall have occurred and be continuing under any of the Subscription Agreements, and closings under all of the Subscription Agreements shall be effected concurrently.

         7. Covenants. Each of the Trust and the undersigned covenants and agrees with the other that, at all times from and after the date hereof until the Closing Date, it will comply with all covenants and provisions of this
Section 7, except to the extent the other party may otherwise consent in writing.

                  (a) Formation of Trust. The Company shall take all actions necessary to organize the Trust, to issue its 11% Junior Subordinated Deferrable Interest Debentures to the Trust and to cause the Trust to perform its obligations in accordance with the terms, and subject to the conditions, of this Agreement.

                  (b) Regulatory and Other Approvals. Subject to the terms and conditions of this Agreement, each of the Company and the undersigned will proceed diligently and in good faith to, as promptly as practicable (x) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any public or private third parties required of the Trust and the undersigned to consummate the transactions contemplated hereby, and (y) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request in connection therewith. Subject to the terms and conditions of this Agreement, prior to the Initial Closing Date, each of the Company and the undersigned will proceed diligently and in good faith to, as promptly as practicable (x) obtain all consents, approvals or actions of, make all filings with and give all notices to governmental or regulatory authorities or any public or private third parties required of the Trust and the undersigned to consummate the transactions contemplated by the Merger Agreement, and (y) provide such other information and communications to such governmental or regulatory authorities or other public or private third parties as the other party or such governmental or regulatory authorities or other public or private third parties may reasonably request in connection therewith. In addition to and not in limitation of the foregoing, prior to the Initial Closing Date, each of the parties will (1) take promptly all actions necessary to make the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (2) comply at the earliest practicable date with any request for additional information received from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division"), pursuant to the HSR Act, and (3) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general.

                  (c)   Notice   and   Cure.   Each  of  the  Trust  and  the
undersigned will promptly notify the other in writing of, and contemporaneously will provide the other with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, occurring after the date of this Agreement that causes or will cause any covenant or agreement of either such party under this Agreement to be breached or that renders or will render untrue any representation or warranty of either such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.

                  (d) Fulfillment of Conditions. Each of the Trust and the undersigned will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of such party contained in this Agreement and will not take any action that could reasonably be expected to result in the nonfulfillment of any such condition or fail to take any commercially reasonable action that could reasonably be expected to prevent the nonfulfillment of any such condition.

         8. Indemnification. The undersigned agrees to indemnify and hold harmless the Trust, the Company, Merger Sub, Parent, or any member, officer, director, employee, agent or control person (within the meaning of Section 15 of the Act) of any such entity from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in any document furnished by the undersigned in connection with the offering and sale of the Trust Securities, including, without limitation, this Agreement, or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein or in any other document furnished by the undersigned to any of the foregoing in connection with this transaction.

         9. Survival; Binding Effect. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and delivery of the Trust Securities and payment therefor and, notwithstanding any investigation heretofore or hereafter made by the undersigned or on the undersigned's behalf, shall continue in full force and effect. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements in this Agreement by or on behalf of the Trust, or by or on behalf of the undersigned, shall bind and inure to the benefit of the successors and assigns of such parties hereto.

         10.      Termination.
                  -----------

                  (a)   This   Agreement   may   be   terminated,   and   the
transactions contemplated hereby (but only to the extent not previously consummated), may be abandoned (i) by mutual written agreement of the Trust and the undersigned or (ii) by the Trust or the undersigned, in the event that any order or law becomes effective restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions (but only to the extent not previously consummated) contemplated by this Agreement or the Trust, upon notification of the non-terminating party by the terminating party.

                  (b) This Agreement shall terminate prior to the Initial Closing Date, with no further action being required on the part of either party hereto, automatically, upon any termination of the Merger Agreement in accordance with its terms by MidAmerican or (with the requisite Member vote under the Parent's Operating Agreement or the requisite two-thirds vote of Merger Sub's Board of Directors) by the Parent or Merger Sub, as applicable.

                  (c) If this Agreement is validly terminated pursuant to this Section 10, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of the undersigned or the Trust, Parent or Merger Sub (or any of their respective members, officers, directors, employees, agents or other representatives or affiliates), except to the extent of the transactions previously consummated hereunder. Notwithstanding the foregoing, no such termination shall affect the obligations of the undersigned pursuant to Section 8, which shall survive any such termination.

         11. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally, by overnight courier or by facsimile, addressed to the Trust at its principal offices, with a copy to the Company, at 666 Grand Avenue, Des Moines, Iowa 50309, Attn: President, Telecopy: (515) 242-4031, and to the other party at its addresses or facsimile number reflected on the signature page hereto. The undersigned, by written notice given to the Trust in accordance with this
Section 11 may change the address to which notices, statements, instructions or other documents are to be sent to the undersigned.

         12. Complete Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties hereto, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         13. Assignment. Without the prior written consent of each of the parties hereto, neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto and any attempt to do so will be void; provided, however, that, notwithstanding any other provisions of this

Agreement, this Agreement and all rights, interests and obligations of the undersigned hereunder (or, at the option of the undersigned, the right and obligation to purchase some, but not all, of the Trust Securities) may be assigned by the undersigned to one or more subsidiaries of the undersigned which are, and which continue to be as of the applicable Closing Date, consolidated with the undersigned for financial accounting purposes, without obtaining the consent of any other party hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns.

         14. Amendment and Waiver. This Agreement may be amended or modified only by an instrument signed by the parties hereto. A waiver of any provision of this Agreement must be in writing, designated as such, and signed by the party against whom enforcement of that waiver is sought. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or other breach thereof.

          15.  Governing Law. This Agreement  shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on this ____ day of March 2000.

BERKSHIRE HATHAWAY INC.
                                                    Mailing Address

By:
 Name:                                              City      State    Zip Code
 Title:

                                                    Tax Identification Number

SUBSCRIPTION ACCEPTED AS OF THE ABOVE DATE

MIDAMERICAN  CAPITAL TRUST I

By:
     Name: David L. Sokol
     Title:  Regular Trustee

     Name: Gregory E. Abel
     Title:  Regular Trustee